EXHIBIT 99.5
                                 ------------

           Computational Materials prepared by Goldman, Sachs & Co.
              in connection with GSAA Home Equity Trust 2005-10,
                   Asset-Backed Certificates, Series 2005-10

Attached is the P/Y table for the 2A1 class.

Below are the prepay penalty amounts by term for the GSAA 05-10 and GSAA 04-9 deals:

Months     GSAA 05-10                 GSAA 04-9

0             25.31%                    16.16%
12            3.68                      3.19
24            20.05                     72.17
36            50.90                     8.48



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and is not the product of the Fixed Income Research Department. This material
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

GSAA 0510 2A1 PY Table
Price at Par/ to Call
0 CDR
100 % Servicer Advances

------------------------------------------------
Index                           Rate
================================================
LIBOR_1MO                                3.5100
LIBOR_6MO                                3.9219


---------------------------------------------------------------------------------------------------------------------------------
            Prepay                    10 CPR             15 CPR              20 CPR             25 CPR              30 CPR
=================================================================================================================================
                          Yield            3.6473              3.6473             3.6473              3.6473              3.6473
                    Disc Margin                11                  11                 11                  11                  11

                            WAL              3.24                2.15               1.59                1.23                1.00
                       Mod Durn              2.98                2.03               1.52                1.19                0.97
               Principal Window   Sep05 - Jul13     Sep05 - Dec10       Sep05 - Jul09      Sep05 - May08       Sep05 - Nov07

                      LIBOR_1MO            3.5100              3.5100             3.5100              3.5100              3.5100
                      LIBOR_6MO            3.9219              3.9219             3.9219              3.9219              3.9219
            Optional Redemption          Call (Y)            Call (Y)           Call (Y)            Call (Y)            Call (Y)


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